Exhibit 99.1

Evofem Reports $18.2 million of Phexxi Net Product Sales in 2023

— Third Consecutive Year of Phexxi Net Sales Growth —

— Total Operating Expense Reduced 64% from 2022 Levels –

— Sales and marketing expense as a percentage of net sales was 54% for the fourth quarter of 2023, the most favorable ratio since the Phexxi launch —

SAN DIEGO, CA, March 27, 2024 — The company behind Phexxi® (lactic acid, citric acid, and potassium bitartrate) vaginal gel, women’s health innovator Evofem Biosciences, Inc. (OTCQB: EVFM), today announced financial results for the fourth quarter and year ended December 31, 2023. Highlights include:

●	Delivered $18.2 million of Phexxi net product sales in 2023, an impressive increase compared to 2022 given the 73% reduction in field force and absence of growth capital in 2023.

●	Sales and marketing expense was 64% of net sales for 2023, a key milestone for the Company and a significant improvement from prior years.

●	73% reduction in selling and marketing expenses in 2023 versus the prior year.

●	Improved loss from operations by 79% versus 2022 levels.

●	Entered into a definitive agreement to be acquired by Aditxt, Inc. (Nasdaq: ADTX). Evofem believes the contemplated transaction represents a compelling opportunity to accelerate its growth trajectory, as a subsidiary of Aditxt, into a multi-product women’s health franchise. The companies are working toward closing in the second half of 2024.

“Our ongoing revenue growth and improved loss from operations testifies to the strength and persistence of Evofem’s current sales team, the growing base of users and prescribers of Phexxi nationwide, and the continued expansion of coverage and reimbursement,” said Saundra Pelletier, CEO of Evofem Biosciences.

Looking ahead, key growth drivers for 2024 include:

●	Increasing use of Phexxi in women of reproductive age who take oral contraceptives in conjunction with GLP-1 agonists like Mounjaro and Zepbound. These drugs may make oral birth control pills less effective at certain points in the dosing schedule. Patients are advised to use a non-systemic, non-hormonal method, like Phexxi, to prevent unintended pregnancy during these times.

●	A 3% increase in the Phexxi wholesale acquisition cost (WAC), which took effect January 1, 2024.

●	Ongoing success in executing the Phexxi market access strategy, including recent wins removing the Prior Authorization for Phexxi for 1.8 million lives in Washington state and the successful negotiation with Medi-Cal of the Phexxi rebate; effective July 2024 Evofem will pay a 7.4% lower rebate on Phexxi prescriptions from Medi-Cal.

Full Year Financial Results

For the year ended December 31, 2023, net product sales were $18.2 million compared to $16.8 million in net product sales in the prior year. The increase was primarily driven by more favorable reimbursements, leading to a better gross to net ratio, and the Phexxi WAC increase that took effect October 1, 2022.

Total operating expenses were $36.1 million, compared to $101.0 million in the prior year. The 64% decrease reflects the Company’s fiscal discipline in all areas of the business.

●	We reduced selling and marketing costs by 73%, from $44.0 million in 2022 to $11.7 million in 2023. We lowered outside services, facilities and media, and marketing costs by $18.9 million, and reduced personnel costs by $12.1 million through the November 2022 and March 2023 reductions in force, including elimination of the Chief Commercial Officer role.

●	Our decision to suspend clinical activities in the fourth quarter of 2022 enabled us to reduce research and development costs by 88%, from $25.0 million in 2022 to $2.9 million in 2023.

●	We reduced our general and administrative costs by 46% from $27.6 million in 2022 to $15.0 million in 2023.

As a result, loss from operations improved to $17.8 million in 2023, compared to a loss of $84.1 million in the prior year.

Fourth Quarter Financial Results

For the three months ended December 31, 2023, net product sales were $4.8 million compared to $0.2 million in the prior year period.

Total operating expenses were $8.2 million, versus $12.2 million in the prior year period. The 33% decrease was driven by a 62% reduction in selling and marketing costs and an 18% reduction in research and development costs as compared of the fourth quarter of 2022.

Sales and marketing expense as a percentage of net sales was 54% for the fourth quarter of 2023, the most favorable ratio since the Phexxi launch in 2020.

As a result, loss from operations improved to $3.4 million, compared to a loss from operations of $12.1 million in the fourth quarter of 2022.

Liquidity

In 2023, Evofem made $1.2 million in payments to a U.S.-based, healthcare-focused institutional investor as required by the Fourth Amendment to the Securities Purchase and Security Agreement dated April 2020, as amended, under which this investor purchased $25 million of convertible senior secured promissory notes (the “Notes”) from Evofem in 2020. The payments included the $1 million initial payment and a quarterly payment of $0.2 million.

As of December 31, 2023, the Company had $0.6 million of restricted cash, as compared to $2.8 million of unrestricted cash and $1.2 million of restricted cash at December 31, 2022.

About Evofem Biosciences

Evofem Biosciences is commercializing innovative products to address unmet needs in women’s sexual and reproductive health. The Company’s first FDA-approved product, Phexxi® (lactic acid, citric acid, and potassium bitartrate), is a hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. Learn more at phexxi.com and evofem.com.

Phexxi® is a registered trademark of Evofem Biosciences, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements,” within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, without limitation, the level of utilization of Phexxi in women of reproductive age who take oral contraceptives in conjunction with GLP-1 agonists and the anticipated benefits of the contemplated Aditxt transaction and timing thereof. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements are disclosed in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 27, 2024. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Investor Contact

Amy Raskopf

Evofem Biosciences, Inc.

araskopf@evofem.com

Mobile: (917) 673-5775

Financial tables follow

EVOFEM BIOSCIENCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except par value and share data)

	As of
	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$-	$2,769
Restricted cash	$580	$1,207
Trade accounts receivable, net	$5,738	$1,126
Total current liabilities	$72,463	$93,830
Operating lease liabilities - non current	$8	$3,133
Total liabilities	$72,471	$96,963
Total stockholders’ deficit	$(66,510)	$(71,800)
Total liabilities, convertible and redeemable preferred stock and stockholders’ deficit	$10,554	$25,163

EVOFEM BIOSCIENCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31, 2023		Years Ended December 31,
	2023	2022	2023	2022
Product sales, net	$4,839	$181	$18,218	$16,837

Operating expenses:
Cost of goods sold	954	384	6,512	4,415
Research and development	1,383	1,690	2,939	25,032
Selling and marketing	2,628	7,000	11,664	43,951
General and administrative	3,254	3,159	14,950	27,563
Total operating expenses	8,219	12,233	36,065	100,961
Loss from operations	(3,380)	(12,052)	(17,847)	(84,124)
Other income (expense):
Interest income	3	30	31	85
Other expense, net	(587)	(765)	(2,628)	(2,087)
Loss on issuance of financial instruments	(1,490)	(991)	(6,776)	(72,993)
Gain (loss) on debt extinguishment	-	-	75,337	(24,487)
Change in fair value of financial instruments	3,340	5,450	4,879	106,952
Total other income, net	1,266	3,724	70,843	7,470
Income (loss) from continuing operations before income tax	(2,114)	(8,328)	52,996	(76,654)
Income tax expense	-	(8)	(17)	(44)
Net income (loss) attributable to common stockholders	(2,114)	(8,336)	52,979	(76,698)
Convertible preferred stock deemed dividends	(2,984)	(3,143)	(2,984)	(1,316)
Net income (loss) attributable to common stockholders	$(5,098)	$(11,479)	$49,995	$(78,014)
Net income (loss) per share attributable to common stockholders:
Basic	$(0.44)	$(24.63)	$10.36	$(167.42)
Diluted	$(0.44)	$(24.63)	$0.05	$(167.42)
Weighted-average shares used to compute net income (loss) per share:
Basic	11,659,066	465,967	4,826,763	465,967
Diluted	11,659,066	465,967	984,038,574	465,967

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